UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 24, 2010

Date of Report (Date of earliest event reported)

3PAR INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33823	77-0510671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4209 Technology Drive

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 413-5999

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on September 2, 2010, 3PAR Inc., a Delaware corporation (the “Company”), Hewlett-Packard Company (“HP”) and Rio Acquisition Corporation (“Purchaser”), a wholly owned subsidiary of HP, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser agreed to purchase all outstanding shares of the common stock, $0.001 par value per share, of 3PAR (the “Shares”) at a price of $33.00 per Share, net to the seller in cash (the “Offer Price”), without interest thereon and less any required withholding taxes upon the terms and subject to the conditions set forth in the Second Amended and Restated Offer to Purchase dated September 7, 2010 (as amended or supplemented, the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase, constitute the “Offer”).

Pursuant to the terms and conditions of the Merger Agreement, Purchaser was merged with and into the Company (the “Merger”) on September 27, 2010 in accordance with the “short form” merger provisions available under Delaware law, which allow the completion of the Merger without a vote or meeting of stockholders of the Company. On September 27, 2010, in connection with the Merger, the Company notified the New York Stock Exchange (the “NYSE”) of its intent to remove its common stock from listing on the NYSE and requested that the NYSE file a delisting application with the Securities and Exchange Commission (“SEC”) to delist and deregister its common stock. On September 27, 2010, the NYSE filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Company’s common stock. The Company will file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Company’s common stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.02   Unregistered Sales of Equity Securities.

In order to complete the Merger, on September 27, 2010, pursuant to Section 2.4 of the Merger Agreement HP exercised its top-up option (the “Top-Up Option”) to purchase shares of the Company’s common stock, and accordingly, the Company issued 59,844,535 Shares (the “Top-Up Shares”) to Purchaser, at a price per Share of $33.00. Purchaser paid for the Top-Up Shares by delivery of cash and a promissory note.

The Company offered and sold the Top-Up Shares as a private placement pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  The Company relied on the representations made by Purchaser that it was an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act and the fact that the offer and sale of the Top-Up Shares was a transaction by an issuer not involving a public offering.

Item 3.03   Material Modifications to Rights of Security Holders.

At the effective time of the Merger, each issued and outstanding Share (other than (1) Shares held by HP, Purchaser or the Company, or by any direct or wholly owned subsidiary of HP, Purchaser or the Company, and (2) Shares owned by stockholders who have properly exercised their dissenters’ rights of appraisal in respect of such Shares pursuant to Delaware law) was converted into the right to receive the Offer Price without interest, less certain applicable taxes. At the effective time of the Merger, holders of Shares ceased to have any rights as holders of Shares (other than their right to receive the Offer Price without interest, less certain applicable taxes) and accordingly no longer have any interest in the Company’s future earnings or growth.

Item 5.01   Changes in Control of Registrant.

Upon the expiration of the initial offering period of the Offer at 12:00 midnight, New York City time, on Friday, September 24, 2010, Purchaser accepted for payment approximately 55.9 million Shares representing approximately 87.8% of the outstanding Shares.  In addition, the depositary for the Offer advised that Purchaser received commitments to tender approximately 4.63 million additional Shares under the guaranteed delivery procedures in the Offer prior to the expiration of the initial offering period. Purchaser accepted for payment all Shares validly tendered and not withdrawn prior to the expiration of the Offer according to the terms and conditions of the Offer.

Purchaser paid approximately $2.35 billion in cash consideration in connection with the Offer and Merger.  The funds used by Purchaser to purchase the Shares were provided by HP.

Pursuant to the terms and conditions of the Merger Agreement, Purchaser was merged with and into the Company on September 27, 2010 in accordance with the “short form” merger provisions available under Delaware law, which allow the completion of the Merger without a vote or meeting of stockholders of the Company.  In order to accomplish the Merger, on September 27, 2010, Purchaser exercised the Top-Up Option, which permitted the Purchaser to purchase the Top-Up Shares. In connection with the Merger, each outstanding Share not tendered in the Offer (other than Shares held by holders who properly exercised their appraisal rights under applicable Delaware law) was converted into the right to receive the Offer Price.  Following the consummation of the Merger, the Company continued as the surviving corporation and a wholly-owned subsidiary of HP.

To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company or HP, the operation of which may at a subsequent date result in a further change in control of the Company.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger on September 27, 2010, all of the members of the board of directors of the Company immediately prior to the effective time of the Merger resigned as directors of the Company and all the members of the board of directors of Purchaser immediately prior to the effective time of the Merger became the members of the board of directors of the Company. In addition, at the effective time of the Merger, the officers of Purchaser immediately prior to the effective time of the Merger became the officers of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 27, 2010, in connection with the Merger, the Company’s certificate of incorporation was amended and restated (the “Amended Charter”) to be substantially in the form of Purchaser’s certificate of incorporation as in effect immediately prior to the effective time of the Merger. Also on September 27, 2010, in connection with the Merger, the Bylaws of the Company (the “Amended Bylaws”) were amended and restated in substantially the form of Purchaser’s bylaws as in effect immediately prior to the effective time of the Merger. The Amended Charter and the Amended Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
3.1	Amended Certificate of Incorporation of 3PAR Inc.
3.2	Amended Bylaws of 3PAR Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3PAR INC.

Date: September 28, 2010	By:	/s/ Paul T. Porrini
Paul T. Porrini
President and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended Certificate of Incorporation of 3PAR Inc.
3.2	Amended Bylaws of 3PAR Inc.